UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

August 18, 2015

Date of Report (Date of earliest event reported)

KONARED CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	000-55208	99-0366971
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation or organization)	File Number)	Number)

1101 Via Callejon #200, San Clemente, CA 92673-4230
(Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
(Registrant’s telephone number)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On August 18, 2015, KonaRed Corporation (the “Company”) issued a Senior Convertible Note (the “Convertible Note”) to Lincoln Park Capital Fund, LLC (“Lincoln Park”) in the amount of $250,000. The Convertible Note was issued pursuant to the terms of a Securities Purchase Agreement dated as of the same date. The Convertible Note bears interest at the rate of 5% per annum (or 18% upon the occurrence of an event of default) and the principal and interest is due and payable in full on December 31, 2016 (the “Maturity Date”).  Interest may be paid in the Company’s common stock if the Company meets certain conditions that would allow the issuance of the Company’s common stock without any trading restrictions. The Convertible Note included a $25,000 original issuance discount.  As a result, the net amount received in connection with the sale of the Convertible Note was $225,000.

The Company has the right to prepay the Convertible Note, pursuant to the terms thereof, at any time, provided it pays a prepayment amount of 120% of the then outstanding balance, accrued interest and interest payable from the date of prepayment to the Maturity Date.  The Convertible Note provides for customary events of default such as failing to timely make payments under the Convertible Note when due and the occurrence of certain fundamental defaults, as described in the Convertible Note.

The principal amount of the Convertible Note and all accrued interest is convertible at the option of Lincoln Park into shares of our common stock at any time. The conversion price of the Convertible Note is $0.07, as adjusted for stock splits, stock dividends, stock combinations or other similar transactions as provided in the Note.

At no time may the Convertible Note be converted into shares of our common stock if such conversion would result in Lincoln Park and its affiliates owning an aggregate of shares of our common stock in excess of 4.99% of the then outstanding shares of our common stock, provided such percentage may increase to 9.99% upon not less than 61 days prior written notice.

As additional consideration for the loan, the Company granted Lincoln Park a six-year warrant to purchase 3,750,000 shares of our common stock (the “Warrant”) at an exercise price of $0.10 per share.  The Warrant includes the same ownership limitation described above in connection with the Convertible Note. The Warrant includes cashless exercise rights.

The foregoing description of the Securities Purchase Agreement, Convertible Note and warrant are qualified in their entirety by the text of such documents which are annexed to this Current report as Exhibits 10.1, 10.2 and 10.3.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02       Unregistered Sales Of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.  The Note and the Warrant were issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder, as the securities were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated August 18, 2015, by and between the Company and Lincoln Park Capital Fund, LLC.
10.2	Senior Convertible Note, dated as of August 18, 2015.
10.3	Warrant, dated August 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
President and CEO
August 18, 2015